Exhibit 10.5

AETHLON MEDICAL, INC.

AMENDED 2010 STOCK INCENTIVE PLAN

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following grant of an option (the “Option”) to purchase shares of the Common Stock of Aethlon Medical, Inc., a Nevada corporation (the “Company”):

Optionee:	[_____________]

Grant Date:	[_____________]

Exercise Price:	$[___] per share

Number of Option Shares:	[_____________]

Expiration Date:	[_____________]

Type of Option:	[Incentive Stock Option1][Nonqualified Stock Option]

Vesting Commencement Date:	[_____________]

Vesting Schedule:

Subject to the Optionee’s continued services with the Company through the applicable vesting dates, the Option will vest and become exercisable as follows:

[1/4th of the shares vest and become exercisable one year after the Vesting Commencement Date; the balance of the shares vest and become exercisable in a series of thirty-six (36) successive equal monthly installments measured from the first anniversary of the Vesting Commencement Date, with such monthly vesting installments occurring on the same day of the month as the Vesting Commencement Date.]

1 If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonqualified Stock Option.

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The Option is subject to the terms of the Stock Option Agreement in the form attached hereto as Exhibit A and the Company’s Amended 2010 Stock Incentive Plan (the “Plan”) the terms of which are incorporated into this Notice of Grant of Stock Option (“Notice”) in their entirety.

Optionee Acknowledgements:

Option Terms. By Optionee’s signature below, Optionee understands and agrees that the Option is governed by this Notice, the provisions of the Plan and the Stock Option Agreement, all of which are made a part of this Notice. The Optionee acknowledges that copies of the Plan and the prospectus for the Plan (the “Prospectus”) are available on the Company’s internal web site and may be viewed and printed by the Optionee. Optionee represents that he or she has read and is familiar with the provisions of the Plan, the Stock Option Agreement and the Prospectus for the Plan. Optionee acknowledges and agrees that this Notice and the Stock Option Agreement (together, the “Option Agreement”) may not be modified, amended or revised except in a writing signed by Optionee and a duly authorized officer of the Company. Optionee further acknowledges that in the event of any conflict between the provisions in the Option Agreement or the Prospectus and the terms of the Plan, the terms of the Plan shall control. Optionee further acknowledges that the Option Agreement sets forth the entire understanding between Optionee and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to Optionee and Common Stock previously issued to Optionee.

No Employment or Service Contract. Nothing in the Option Agreement or the Plan shall confer upon Optionee any right to continue in service in any capacity, including as an employee, for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s service and/or employment at any time for any reason, with or without Cause.

[Signature page follows.]

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Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice, the attached Stock Option Agreement or the Plan.

Aethlon Medical, Inc.

By: __________________________________	Date: __________________________________
[Name, Title]

OPTIONEE

_____________________________________	Date: __________________________________
Name: [__________________________________]
Address: [________________________________]
[_______________________________]

ATTACHMENTS

Exhibit A - Stock Option Agreement

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EXHIBIT A

AETHLON MEDICAL, INC.

STOCK OPTION AGREEMENT

All capitalized terms in this Stock Option Agreement not defined herein shall have the meaning assigned to them in the Notice of Grant of Stock Option to which this Stock Option Agreement is attached as Exhibit A, the Appendix attached hereto, or in the Company’s Amended 2010 Stock Incentive Plan (the “Plan”).

AGREEMENT

NOW, THEREFORE, it is hereby agreed as follows:

1.                  Grant of Option. The Company hereby grants to the Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price. Except as otherwise provided herein, this option shall be subject to the terms and conditions of the Plan.

2.                  Option Term. This option shall expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5. This option may not be exercised after its expiration or earlier termination.

3.                  Limited Transferability. During the Optionee’s lifetime, this option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death.

4.                  Dates of Exercise. This option shall become exercisable for the Option Shares that have vested as specified in the Vesting Schedule.

5.                  Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following events occur:

(a) If the Optionee’s service is terminated for any reason other than death or disability, then the Optionee may exercise this option, only to the extent that the option would have been exercisable upon the date of such termination (the “Termination Date”), no later than twelve (12) months after the Termination Date.

(b) If the Optionee’s service is terminated because of the Optionee’s death or disability (or the Optionee dies within twelve (12) months after a termination other than for Cause or because of the Optionee’s disability), then this option may be exercised only to the extent that it would have been exercisable by the Optionee on the Termination Date and must be exercised by the Optionee (or the Optionee’s legal representative) no later than twelve (12) months after the Termination Date.

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(c) Notwithstanding the provisions above, if the Optionee’s service is terminated for Cause, neither the Optionee, the Optionee’s estate nor such other person who may then hold this option shall be entitled to exercise it with respect to any Option Shares whatsoever.

6.                  Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

7.                  Stockholder Rights. The holder of this option shall not have any rights as a stockholder of the Company with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

8.                  Manner of Exercising Option.

(a)       In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time vested and exercisable, the Optionee (or any other person or persons exercising the option) shall take the following actions:

(i)       Execute and deliver to the Company a written notice setting forth the number of Option Shares for which the option is exercised;

(ii)       Pay the aggregate Exercise Price for the purchased shares in cash or check, bank draft or money order payable to the Company or in one or more of the following forms:

(A)       if approved by the Board, by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Optionee free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (A) at the time of exercise the Common Stock is publicly traded, (B) any remaining balance of the exercise price not satisfied by such delivery is paid by the Optionee in cash or other permitted form of payment, (C) such delivery would not violate any applicable law or agreement restricting the redemption of the Common Stock, (D) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (E) such shares have been held by the Optionee for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

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(B)       provided that at such time the Common Stock is publicly traded, pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds; or

(C)       by any combination of the foregoing. Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the written notice delivered to the Company in connection with the option exercise;

(iii)       Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option;

(iv)       Execute and deliver to the Company such written representations as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws; and

(v)       Make appropriate arrangements with the Company for the satisfaction of all federal, state and local income and employment tax withholding requirements applicable to the option exercise.

(b)       As soon as practical after the Exercise Date, the Company shall issue to or on behalf of the Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c)       In no event may this option be exercised for any fractional shares.

9.                  Compliance with Laws and Regulations.

(a)       The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq Stock Market or the OTC Bulletin Board, if applicable) on which the Common Stock may be listed for trading (or quoted) at the time of such exercise and issuance.

(b)       The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

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10.              Successors and Assigns. Except to the extent otherwise provided in Paragraph 3, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Optionee, the Optionee’s assigns and the legal representatives, heirs and legatees of the Optionee’s estate.

11.              Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to the Optionee shall be in writing and addressed to the Optionee at the address indicated below the Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

12.              Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to any conflict-of-laws rules that would result in the application of the laws of any other jurisdiction.

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APPENDIX A

The following definitions shall be in effect under the Agreement:

1.	Agreement shall mean this Stock Option Agreement.

2.	Code shall mean the Internal Revenue Code of 1986, as amended.

3.	Common Stock shall mean the Company’s common stock.

4.	Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 8 of the Agreement.

5.	Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

6.	Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

7.	Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

8.	Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

9.	Nonqualified Stock Option shall mean an option not intended to satisfy the requirements of Section 422 of the Code.

10.	Option Shares shall mean the number of shares of Common Stock subject to the option.

11.	Vesting Schedule shall mean the vesting schedule specified in the Grant Notice pursuant to which the Option Shares shall become exercisable.

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